Exhibit 10.18

Confidential information redacted and filed separately with the Commission.

Omitted portions indicated by [***]

LEONE INDUSTRIES 443 South East Avenue Bridgeton, NJ 08302-0310 856-458-2000 • fax 458-3491

January 12, 2007
Mr. John Foraker Chief Executive Officer Homegrown Naturals, Inc. Vice President Production 564 Gateway Drive Napa, California 94558

Dear John:

Please let this letter serve as our purchase agreement between Leone Industries (“Leone”) and Homegrown Naturals, Inc. (“Homegrown”) for a period of approximately eighteen months beginning January 12, 2007 through June 30, 2008 and one year from July 1, 2008 until June 30, 2009 (the “Term”).

This agreement is based upon several factors among which are:

•	that Homegrown Naturals, Inc., their successors or assigns will purchase [***] [***] as well as those items as stated below of these approximate styles and sizes from Leone Industries.

•	that these items [***] . All items are packed with fibre partitions for safety reasons.

•	that pricing is based upon Homegrown Naturals purchasing [***] from Leone Industries.

•	Homegrown Naturals may mix any shipment with any or all items as they do today.

Currently, all glass is made domestically so there should be no issues or delays with ship sailings, customs, the Long Shoreman’s union, port closings, strikes in other countries, currency fluctuations, available ships due to increases in shipping traffic to other regions of the world or the changes in the Department of Homeland Security’s levels of their advisory system or their newly increased inspections of incoming containers and the associated delay and cost.

All orders will be direct with the manufacturing facility without a middleman and their calling a 1-800 call center. You will maintain the same representative who has worked hard coordinating both coasts and the Potwins.

Our facility is inspected periodically by AIB and recently received the highest level awarded of Superior for Food Safety and Hygiene. All of our glass containers exceed California’s and Oregon’s recycled content requirements of a minimum of 35% post-consumer waste with a recycled percentage closer to 50%. We currently also have two of the cleanest glass furnaces in the world and produce little or no NOX.

Confidential Information Redacted

Confidential Treatment Requested

Mr. John Foraker	January 12, 2007

Item Specifications-

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Production Scheduling; Minimum Production Quantities

When Homegrown Naturals requires Leone to manufacture items to satisfy those of its packaging requirements described above, Homegrown Naturals shall provide written notice to Leone, signed by an officer of Homegrown Naturals or his designee, (the “Notice”), specifying (i) the item to be manufactured, (ii) the quantity of that item to be manufactured, (iii) a forecast of the quantity Homegrown Naturals estimates it will purchase by calendar month. In any case, Homegrown Naturals will purchase the entire quantity produced as specified not later than the maximum Storage and Carrying Charges Term for that item or January 31, 2010 whichever is earlier. The Notice shall provide Leone a reasonable time in which to manufacture the items.

Confidential Information Redacted

Confidential Treatment Requested

Mr. John Foraker	January 12, 2007

Prices:

Based upon Homegrown Naturals purchasing [***] from Leone Industries, Homegrown will receive the following pricing:

Price Increases

These FOB prices quoted below are firm for eighteen months and expire on June 30, 2008.

Eight Ounce 359 Leone designed Annie’s Natural’s dressing

FOB Price. Delivered price estimated at today’s freight cost to your destinations as outlined below.

Leone Item#	Description	Case Pack	2006 Price/Gross	2007 FOB Price/gross
[***]	[***]			$[***]
[***]	[***]	[***]	$[***]	$[***]
[***]	[***]		$[***]	$[***]

Annual purchases for this item will be or exceed: [***] cases annually.

Eight Ounce 402 Leone designed fluted banjo dressing

FOB Price. Delivered price estimated at today’s freight cost to your destinations as outlined below.

Leone Item#	Description	Case Pack	2006 Price/Gross	2007 FOB Price/gross
[***]	[***]			$[***]
[***]	[***]	[***]	$[***]	$[***]
[***]	[***]		$[***]	$[***]

Annual purchases for this item will be or exceed [***] cases annually.

Twelve Ounce BBO

FOB Price. Delivered price estimated at today’s freight cost to your destinations as outlined below.

Leone Item#	Description	Case Pack	2006 Price/Gross	2007 FOB Price/gross
[***]	[***]			$[***]
[***]	[***]	[***]	$[***]	$[***]
[***]	[***]		$[***]	$[***]

Annual purchases for this item will be or exceed [***] cases annually.

Confidential Information Redacted

Confidential Treatment Requested

Mr. John Foraker	January 12, 2007

Six and a half Ounce Leone designed Sauce*

FOB Price. Delivered price estimated at today’s freight cost to your destinations as outlined below.

Leone Item#	Description	Case Pack	2006 Price/Gross	2007 FOB Price/Gross
[***]	[***]			$[***]
[***]	[***]	[***]	$[***]	$[***]
[***]	[***]		$[***]	$[***]

Annual purchases for this item will be or exceed [***] cases annually. *Should the volume of all Leone customer purchases fall below an economical production level, Leone will work with Annie’s to find a suitable replacement.

Sixteen Ounce Leone design dressing

FOB Price. Delivered price estimated at today’s freight cost to your destinations as outlined below.

Leone Item#	Description	Case Pack	2006 Price/Gross	2007 FOB Price/gross
[***]	[***]	[***]		$[***]
[***]	[***]		$[***]	$[***]
[***]	[***]		$[***]	$[***]

Annual purchases for this item will be or exceed [***] cases annually.

Delivery Costs and Storage

Prices are quoted FOB. Delivered price mentioned is estimated at today’s freight cost to your destinations as outlined below to Blanchard and Blanchard and to Jim Lieb in Oregon in full truckloads (a minimum of [***] pallets per trackload to Vermont and a minimum of[***] pallets to Jim Lieb.

[***] Percent Rebate of Total Purchases from January 12, 2007 until June 30, 2008

At the end of eighteen months, or June 30, 2008, we will calculate the entire dollar purchases of Homegrown Naturals from Leone over the course of the Term. If all terms and conditions of the agreement dated January 12, 2007 have been followed then within thirty days of that date, we will issue a credit to Homegrown for [***] percent of the total invoiced and paid invoices.

Fixed Twelve Month Lowered Price for 100% Oregon Packaging 7/1/08 until 7/31/09

If at that time, June 30, 2008, all Annie’s Naturals products are packed on the West Coast and Leone Industries is unable to provide Homegrown a delivered per gross price for the period of July 1, 2008 until June 30, 2009 at the same price as we supplied in 2006 to Vermont of $ [***] per gross or $ [***] per case delivered to Portland, Oregon, then as of June 30th 2008 this agreement will end. If Leone does provide the above pricing then the agreement continues in force until June 30, 2009 If Leone must provide emergency production from our current east coast production facility after July 1, 2008, pricing will be adjusted accordingly.

Confidential Information Redacted

Confidential Treatment Requested

Mr. John Foraker	January 12, 2007

Releases & Freight:

The delivered estimated prices set forth above, as well as any prices proposed for production of less than the minimum production quantity of an item, depend on Leone receiving sufficient notice of releases so that it can arrange delivery to Homegrown Naturals. We must ask for you to present your releases as soon as possible and at the very least [***] days before the delivery to Vermont would be scheduled or pickup for West Coast delivery. For releases presented after these cutoffs, Leone will make every reasonable efforts to arrange delivery at the best price obtainable but may invoice for any charges (including detention charges, if any occur. Homegrown Naturals agrees to pay such freight charges.

Wooden Pallets:

All items are shipped on standard GMA four way 40x48 wooden pallets which are billed at $[***] each (due within [***] days) and are non-returnable. Leone Industries reserves the right to review and/or revise the pallet pricing if their cost of wooden pallets increases during the term of this agreement.

Energy Surcharge

An energy surcharge will continue to be in effect during the period of this agreement The energy surcharge will track the                                 [***]                                                                  [***]                . On the 15th day of each month                             [***]                                 will be used to calculate the energy surcharge mat will go into effect on the following 1st day of the next month.

Exclusive Requirements; Right of First Refusal

During the Term of this Agreement Homegrown Naturals shall purchase exclusively from Leone its total requirements of glass containers, including but not limited to those listed above, except that:

•

If Homegrown Naturals has glass packaging requirements other than those items described above, then Homegrown Naturals shall afford Leone the right of first refusal to provide such requirements and may fill those requirements from another source only if: (a) Homegrown Naturals has submitted exclusively to Leone a written request for a proposal, specifying all information reasonably necessary to determining the pertinent glass packaging requirement, (b) Leone has declined to submit a proposal within [***] days from Leone’s receipt of a written request for proposal, and (c) Homegrown Naturals has thereafter received a written proposal from another source which has been presented to Leone and an officer of Leone has declined to match the terms of the written proposal within [***] days from presentation to Leone.

•

Within [***] days before the end of the Term Homegrown Naturals shall submit to Leone a written request for a proposal to fulfill Homegrown Natural’s requirements of these containers for a term (the “Renewal Term”) of no less than one year from the date this Agreement expires. That proposal shall specify all information reasonably necessary to determining the pertinent glass packaging requirement for the Renewal Term. Homegrown Naturals may fill its requirements for these containers during the Renewal Term from a source other than Leone only if (a) Leone has declined to submit a proposal within [***] days from Leone’s receipt of a written request for proposal, or (b) Homegrown Naturals has thereafter received a written proposal from another source which has been presented to Leone and an officer of Leone has declined to match the terms of the written proposal within [***] days from presentation to Leone.

Confidential Information Redacted

Confidential Treatment Requested

Mr. John Foraker	January 12, 2007

Refrigerated Dressing

We have begun work with Annie on the design of the new refrigerated dressing line. If the time frame, Annie is telling us is correct then we need to move quickly.

Mould Amortization

A set of mould equipment costs, as you may know, between $ [***] and $ [***]. For this reason, we require that a customer for whom we build a new item purchase a minimum quantity of that item within the contract period. If a customer purchases at least that minimum quantity within the specified period, then we consider the mould commitment fully satisfied and the customer incurs no expense other than the quoted price of the glass. If a customer’s purchases do not meet the minimum, however, we require the customer to reimburse us for the unamortized mould cost at the rate of:

[***]	X	[***]

Terms

Our terms of payment are [***] days from the invoice date in U.S. dollars. Payments received within ten days of invoice date earn a one percent discount on that portion of the invoice amount which represents glass, F.O.B. Bridgeton, New Jersey and not including pallet charges. We will charge interest at[***] percent per month on all amounts outstanding for more than [***] days, including the billed amount ($ [***] each) for pallets. If a customer’s account discloses amounts of any sort outstanding for more than [***] days we will not release glass to that customer until payment is received for all amounts outstanding for [***] or more days.

Sincerely

/s/ David J. Leone	/s/ John Foraker
David J. Leone	Mr. John Foraker
Leone Industries	Homegrown Naturals, Inc.

DJL/sj

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Confidential Information Redacted

Confidential Treatment Requested